Exhibit 10.19.3

CONSENT, ASSUMPTION AND SECOND LOAN MODIFICATION AGREEMENT

This Consent, Assumption and Second Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of March 31, 2009, by and among SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 8020 Tower Crescent Drive, Suite 475, Vienna, Virginia 22182 (“SVB”), as agent (“Agent”), and the Lenders, SVB and OXFORD FINANCE CORPORATION (“Oxford”), and PHARMATHENE, INC. (“New Borrower”) (successor by merger with Pharmathene U.S. Corporation, a Delaware corporation, the “Existing Borrower”), a Delaware corporation with its chief executive office located at One Park Place, Suite #450, Annapolis, MD 21401.

1.             DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Existing Borrower to Lenders, Existing Borrower is indebted to Lenders pursuant to a loan arrangement dated as of March 30, 2007, evidenced by, among other documents, a certain Loan and Security Agreement dated as of March 30, 2007, between Existing Borrower and Lenders, as amended by a certain Consent and First Loan Modification Agreement dated as of March 20, 2008, between Existing Borrower and Lenders (the “First Consent”) (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement. Currently SVB and Oxford are the only Lenders.

2.             ASSUMPTION.  New Borrower has merged with Existing Borrower and is the surviving legal entity of such merger.  New Borrower hereby joins the Loan Agreement and each of the Loan Documents and all other documents and instruments in connection with the Loan Agreement, and agrees to comply with and be bound by all of the terms, conditions and covenants of the Loan Agreement and Loan Documents, as if it were originally named a “Borrower” therein. Without limiting the generality of the preceding sentence, New Borrower hereby assumes and agrees to pay and perform when due all present and future indebtedness, liabilities and obligations of Existing Borrower under the Loan Agreement and the Loan Documents, including, without limitation, the Obligations.  All present and future obligations of Existing Borrower shall be deemed to refer to all present and future obligations of New Borrower.  New Borrower acknowledges that the Obligations are due and owing to Lenders from Existing Borrower, without any defense, offset or counterclaim of any kind or nature whatsoever as of the date hereof.  All references in the Loan Documents, and this Loan Modification Agreement, to “Borrower” shall be deemed to refer to New Borrower.

3.             GRANT OF SECURITY INTEREST.  To secure the prompt payment and performance of all of the Obligations, New Borrower hereby grants the Collateral Agent, for the benefit of the Lenders to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to the Collateral Agent, for the benefit of the Lenders, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.  New Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that may have superior priority to Lenders’ Lien under this Agreement).  New Borrower further covenants and agrees that by its execution hereof it shall provide all such information, complete all such forms, and take all such actions, and enter into all such agreements, in form and substance reasonably satisfactory to Lenders and Agent that are reasonably deemed necessary by Lenders and Agent in order to grant a valid, perfected security interest to Lenders in the Collateral.  New Borrower hereby authorizes Lenders and Agent to file financing statements, without notice to New Borrower, with all appropriate jurisdictions in order to perfect or protect Lenders’ interest or rights hereunder, including a notice that any disposition of the Collateral, by either the New Borrower or any other Person, shall be deemed to violate the rights of the Lenders under the Code.

4.             REPRESENTATIONS AND WARRANTIES.  New Borrower hereby represents and warrants to Lenders that all representations and warranties in the Loan Documents made on the part of Existing Borrower are true and correct on the date hereof with respect to New Borrower, with the same force and effect as if New Borrower were named as “Borrower” in the Loan Documents in addition to Existing Borrower.

5.                                       RATIFICATION OF EXISTING DOCUMENTS.  New Borrower ratifies, confirms and reaffirms, all and singular, the terms and conditions of the Loan Documents, including without limitation the Loan Agreement, and acknowledges, confirms and agrees that, except as stated in this Loan Modification Agreement, the Loan Documents shall remain in full force and effect.

6.                                       DELIVERY OF DOCUMENTS.  New Borrower hereby agrees that the following documents shall be delivered to Lenders contemporaneously with delivery of this Loan Modification Agreement, each in form and substance satisfactory to Lenders:

A.                                   a certificate of the Secretary of New Borrower with respect to certificate of incorporation, by-laws, incumbency and resolutions authorizing the execution and delivery of this Loan Modification Agreement;

B.                                     consent of the shareholders of New Borrower authorizing the execution and delivery of this Loan Modification Agreement and the other transaction documents (if required by New Borrower’s corporate documents);

C.                                     a long form certificate of the Secretary of State of Delaware certified within the past thirty (30) days as to New Borrower’s existence and good standing;

D.                                    Certificates of Good Standing/Foreign Qualification, from each state in which New Borrower is authorized to do business;

E.                                      a Perfection Certificate for New Borrower;

F.                                      a Securities Account Control Agreement (SVB Securities);

G.                                     Amendment to that certain Deposit Account Control Agreement among Agent, Manufacturers and Traders Trust Company, and Existing Borrower;

H.                                    a certified copy of the Certificate of Compliance, as amended, for Pharmathene Canada, Inc., a Canadian company and Guarantor pursuant to that certain Unlimited Guaranty dated March 30, 2007 (“Pharmathene Canada”);

I.                                         a Certificat d’ Attestation (Quebec) for Pharmathene Canada;

J.                                        Supplemental Deed concerning the Charge Over Shares by New Borrower in connection with pledge of stock in Pharmathene UK Limited (“Pharmathene UK”);

K.                                    the results of UCC searches with respect to the Collateral for New Borrower indicating no Liens other than Permitted Liens and otherwise in form and substance satisfactory to Lenders;

L.                                      a legal opinion of New Borrower’s counsel (authority and enforceability), in form and substance acceptable to Lenders;

M.                                 insurance certificates (Acord 25 and Acord 28 forms) for New Borrower;

N.                                    certificates pursuant to the existing Warrants setting forth adjustments, if any; and

O.                                    such other documents as Lenders may reasonably request.

7.                                       DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Agent, for the ratable benefit of the Lenders, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

8.                                       DESCRIPTION OF CHANGE IN TERMS.

A.                                   Modifications to Loan Agreement.

1                                          The Loan Agreement shall be amended by deleting the following provision appearing as Section 6.2(i):

“(i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations for such month certified by a Responsible Officer and in a form acceptable to Agent;”

and inserting in lieu thereof the following:

“(i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated and consolidating balance sheet and income statement covering Borrower’s and each of its Subsidiary’s operations for such month certified by a Responsible Officer and in a form acceptable to Agent;”

2                                          The Loan Agreement shall be amended by deleting the following provision appearing as Section 6.11 thereof entitled “Minimum Cash at SVB”:

“6.11                  Minimum Cash at SVB. Borrower shall maintain, at all times, at a segregated account at either SVB or SVB Securities, unrestricted and unencumbered cash or Cash Equivalents in the amount of at least one and one-quarter (1.25) times all Obligations of Borrower to the Lenders.”

and inserting in lieu thereof the following:

“6.11                  Minimum Cash at SVB. Borrower shall maintain, at all times, at a segregated account at either SVB or SVB Securities, unrestricted and unencumbered cash or Cash Equivalents in an amount equal to at least one (1.0) times all Obligations of Borrower to Lenders.  Notwithstanding the foregoing, commencing as of January 1, 2009, the amount required in such account shall be reduced to an amount equal to at least one-half (0.50) times all Obligations of Borrower to Lenders.”

3                                          The Loan Agreement shall be amended by inserting the following new definitions to appear alphabetically in Section 13.1 thereof:

“                                          “Reduction Item” means the novation of certain agreements between the National Institutes of Health, Avecia Biologics Limited and Avecia Biologics Inc. to substitute Pharmathene UK instead of Avecia Biologics Limited and Avecia Biologics Inc. (prior owners of the vaccines business) and satisfaction of all conditions to Pharmathene UK receiving back payments and future payments, and the actual receipt of all past due contractual payments.”

“Pharmathene UK” means Pharmathene UK Limited, a business entity formed under the laws of the United Kingdom and a wholly owned Subsidiary of Borrower.”

“Subordination Agreements” means collectively those certain Subordination Agreements dated as of the Effective Date between Agent and certain creditors of Borrower.”

4                                          The Loan Agreement shall be amended by deleting the following definition of “Permitted Investment” appearing in Section 13.1 thereof:

“Permitted Investments” are:

(a)                                  Investments shown on the Perfection Certificate and existing on the Effective Date;

(b)                                 Permitted Acquisitions;

(c)                                  Permitted Joint Ventures; and

(d)                                 Cash Equivalents.”

and inserting in lieu thereof the following:

“Permitted Investments” are:

(a)                                  Investments shown on the Perfection Certificate and existing on the Effective Date;

(b)                                 Permitted Acquisitions;

(c)                                  Permitted Joint Ventures;

(d)                                 Cash Equivalents; and

(e)                                  (i) Investments of Subsidiaries in or to other Subsidiaries or Borrower and (ii) Investments by Borrower in Pharmathene UK not to exceed Four Hundred Thousand Dollars ($400,000) in the aggregate per calendar month.”

B.                                     Consent.

1                                          Notwithstanding the terms of the First Consent, Lenders hereby acknowledge, confirm, and agree that Pharmathene UK is not required to become a co-borrower or a secured guarantor under the Loan Agreement, nor will Lenders obtain a first perfected lien in all of Pharmathene UK’s assets, provided that Borrower shall; (i) execute and deliver a pledge agreement, in form and substance acceptable Lenders, granting a first perfected security interest (fixed charge) in sixty-five percent (65%) of Borrower’s stock of Pharmathene UK contemporaneously with the execution of this Loan Modification Agreement, and (ii) comply with the Loan Agreement as amended by this Loan Modification Agreement.

C.                                     Waiver and Borrower’s Representations.

1                                          Lenders hereby waive Borrower’s existing defaults under the Loan Agreement by virtue of Borrower’s failure to timely comply with the negative covenant set forth in Section 7.7 of the Loan Agreement (Distributions; Investments), as of the months ending August 31, 2008, through and including December 31, 2008.  Lenders’ waiver of Borrower’s compliance of said negative covenant shall apply only to the foregoing specific time periods.  Lenders hereby consent to the merger of New Borrower with Existing Borrower (with new Borrower as successor by said merger), which merger was consummated on February 27, 2009.

In consideration for the forgoing waiver and in order to induce Lenders to provide such waiver, Borrower represents that (i) Borrower made the following Investments in Pharmathene UK; (a) One Million Four Hundred Twenty Nine Thousand Three Hundred Sixteen Dollars ($1,429,316) during the month ended August 31, 2008, (b) Three Hundred Thirty Seven Thousand Six Dollars ($337,006) during the month ended September 30, 2008, (c) Seven Hundred Forty Nine Thousand Ninety Five Dollars ($749,095) during the month ended October 31, 2008, (d) Nine Hundred Fifty Four Thousand One Hundred Eighty One Dollars ($954,181) during the month ended November 30, 2008, and (e) Two Hundred Ninety Five Thousand Five Hundred Five Dollars ($295,505) during the month ended December 31, 2008 (such amounts are not cumulative); and (ii) the Reduction Item occurred on December 31, 2008 in the amount of Two Million Twenty Five Thousand Twenty Six Dollars ($2,025,026) and such funds were deposited and maintained in the Borrower’s name in an account with SVB or an affiliate of SVB.

9.                                       POST CLOSING.  The failure of New Borrower to furnish Lenders with the following documents to the full satisfaction of Lenders on or before ten (10) business days from the date hereof, unless otherwise noted, shall constitute an immediate Event of Default under the Loan Agreement, for which there shall be no grace or cure period:

A.                                   New Borrower shall deliver to Lenders on or before April 30, 2009, a Landlord’s Consent concerning New Borrower’s One Park Place, Suite #450, Annapolis, MD 21401 location, in form and substance acceptable to Lenders, in their sole and absolute discretion.

B.                                     New Borrower shall deliver to Lenders ratifications of the Subordination Agreements from all Subordinated Creditors of New Borrower who executed such an agreement with Lenders.

10.                                 FEES.  New Borrower shall pay to Lenders a modification fee equal to Ten Thousand Dollars ($10,000) to be shared between the Lenders pursuant to their respective Commitment Percentages, which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof.  Borrower shall also reimburse Lenders for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

11.                                 CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

12.                                 NO DEFENSES OF BORROWER.  New Borrower hereby acknowledges and agrees that New Borrower has no offsets, defenses, claims, or counterclaims against Lenders with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Lenders, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and New Borrower hereby RELEASES Lenders from any liability thereunder.

13.                                 CONTINUING VALIDITY.  New Borrower understands and agrees that in modifying the existing Obligations, Lenders are relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Lenders’ agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Lenders to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Lenders and New Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Lenders in writing.  No maker will be released by virtue of this Loan Modification Agreement.

14.                                 COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by New Borrower and Lenders.

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This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:		AGENT:

PHARMATHENE, INC.		SILICON VALLEY BANK

By:	/s/ Christopher C. Camut	By:	/s/ Patrice Pratt

Name:	Christopher C. Camut	Name:	Patrice Pratt

Title:	VP, Chief Financial Officer	Title:	Relationship Manager

LENDERS:

OXFORD FINANCE CORPORATION

		By:	/s/ Timothy A. Lax

		Name:	Timothy A. Lax

		Title:	COO

SILICON VALLEY BANK

		By:	/s/ Patrice Pratt

		Name:	Patrice Pratt

		Title:	Relationship Manager

The undersigned Pharmathene Canada ratifies, confirms and reaffirms, all and singular, the terms and conditions of (i) that certain Unconditional Guaranty by Pharmathene Canada in favor of Lenders dated March 30, 2007 (the “Guaranty”), and (ii) that certain Hypothecation of Movables between Pharmathene Canada and Lenders dated March 30, 2007 (the “Hypothecation”), and acknowledges, confirms and agrees that all references in each of the Guaranty and the Hypothecation to “Borrower” shall mean New Borrower, and each of the Guaranty and the Hypothecation shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

PHARMATHENE CANADA, INC.

By:	/s/ Christopher C. Camut

Name:	Christopher C. Camut

Title:	Treasurer